________________________________________________________________________________
________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 1994




                           BANK OF BOSTON CORPORATION
             (Exact name of registrant as specified in its charter)




     Massachusetts                   1-6522            04-2471221
     (State or other jurisdiction    (Commission       (IRS Employer
       of incorporation)             File Number)    Identification No.)

       100 Federal Street, Boston, Massachusetts            02110
       (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code:  (617) 434-2200

________________________________________________________________________________
________________________________________________________________________________

       Item 5.  Other Events.

       Bank of Boston Corporation ("the Corporation") has filed a shelf registration statement on Form S-3
       (Registration No. 33-52571) (the "Registration
       Statement") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), covering one or more proposed issuances of up to $1,500,000,000 in aggregate initial offering price of (i) debt securities and warrants to purchase debt securities, (ii) shares of preferred stock, which may be issued in the form of depositary shares evidenced by depositary receipts, and warrants to purchase shares of preferred stock and
       (iii) shares of common stock and warrants to purchase shares of common stock. The Registration
       Statement, as amended by Amendment No. I thereto, was declared effective by the Securities and Exchange Commission (the "Commission") on March 18,
       1994. On December 20, 1994, the Corporation filed a Prospectus Supplement, dated December 16, 1994, with the Commission pursuant to Rule 424(b)(2) under the Act in connection with the establishment of a program to offer up to $1 billion aggregate initial offering price of its senior and subordinated Medium-Term Notes (the "Notes"). The
       Notes, which may be offered from time to time, will be issued under the above Registration Statement and will be due nine months or more from the date of issue. By filing this Current Report on Form
       8-K, the Corporation is incorporating by reference into the above-referenced Registration Statement the information contained herein relating to the Notes.

       Item 7.  Financial Statements and Exhibits.

       (c)     Exhibits.

      1 Distribution Agreement, dated December 16, 1994, among the Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Lehman Brothers, and PaineWebber Incorporated relating to the Notes.

      4(a) Form of global certificate representing the senior fixed rate Notes.

      4(b) Form of global certificate representing the senior floating rate Notes.

      4(c) Form of global certificate representing the subordinated fixed rate Notes.

      4(d) Form of global certificate representing the subordinated floating rate Notes.

                                   SIGNATURES



          Pursuant to the requirements of the Securities
       Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                      BANK OF BOSTON CORPORATION


       Dated: December 21, 1994    /s/ Gary A. Spiess
                                   Gary A. Spiess
                                   General Counsel and Clerk